UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2008

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	000-51520	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Material Events.

On July 7, 2008 AMERISAFE, Inc. (“AMERISAFE”) commuted certain reinsurance agreements with Partner Reinsurance Company of the U. S. (“Partner Re”), covering portions of the 2005 and 2006 accident years. Partner Re remains obligated to subsidiaries of AMERISAFE under other reinsurance agreements.

The commuted agreements afforded coverage (i) for 2005 of portions of the first $5.0 million of each loss occurrence, subject to the retention of the first $1.0 million of each such loss by AMERISAFE; and (ii) for 2006 of portions of the first $5.0 million of each loss occurrence, subject to the retention of the first $2.0 million of each such loss by AMERISAFE. For each year coverage was also subject to applicable aggregate annual deductibles, retentions, and other limitations.

AMERISAFE will receive cash of approximately $4.5 million in exchange for releasing Partner Re from its reinsurance obligations under the commuted agreements and settling the commuted agreements’ profit contingency provisions. As a result of the commutation, AMERISAFE will book additional pre-tax income of approximately $703,000 in the third quarter of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Todd Walker
Todd Walker, Executive Vice President,
General Counsel and Secretary

Date: July 9, 2008

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